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                                                                   Exhibit 23.2





                        CONSENT OF INDEPENDENT AUDITORS


As independent auditors to SecurFone America, Inc., we hereby consent to the incorporation by reference in this Registration Statement of our Independent Auditors' Report for the Balance Sheet as of March 31, 1997 and the related Statements of Operations, Changes in Stockholder's Equity, and Cash Flows for the four months then ended for SecurFone America, Inc. dated June 16, 1997 included in Material Technology, Inc.'s Information Statement filed June 11, 1997 with the Securities and Exchange Commission, and all references to our Firm included in this Registration Statement.




/S/ CONTE CO., CPA, INC.
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Conte Co., CPA, Inc.
Norton, Ohio
November 12, 1997